UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2020

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy	20131
(Address of Principal Executive Offices)	(Zip Code)

+39 02 288 5841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	NYSE American LLC
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2020, the Board of Directors (the “Board”) of Kaleyra, Inc. (the “Company”) approved a corporate bonus program that will be utilized to calculate cash and equity bonuses that may become payable to the Company’s employees with respect to the second half of fiscal year 2020 (the “Second Half of 2020 Employee MBO Plan”). The Compensation Committee of the Board (the “Compensation Committee”) will administer this plan, which applies to all employees of the Company and its subsidiaries, including its two named executive officers — its Chief Executive Officer, Dario Calogero, and its Chief Financial Officer, Giacomo Dall’Aglio.

The Second Half of 2020 Employee MBO Plan is designed to align employees with the Company’s business goals and strategies, and to further the objectives of the Company’s compensation program. Payouts under the Second Half of 2020 Employee MBO Plan will be determined by the Compensation Committee following the conclusion of the 2020 fiscal year end, and bonuses will be based on the Company achieving objectively determinable Company financial performance targets (the “Company Performance Objectives”), and by employees based on their individual achievement of pre-determined “Management by Objectives” (MBOs). The percentage of the target bonus for the named executive officers that is subject to the Company Performance Objectives and the MBOs will each be fifty percent. The Company Performance Objectives will be measured by the achievement of specific financial goals related to both a revenue and an Adjusted EBITDA achievement requirement for the second half of the 2020 fiscal year. Adjusted EBITDA is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA is defined as of any date of calculation, as the consolidated pro forma earnings of the Company and its subsidiaries, before finance income and finance cost (including bank charges), tax, depreciation and amortization, plus (i) transaction expenses, (ii) without duplication of clause (i), severance or change of control payments, (iii) any expenses related to company restructuring, (iv) the Adjusted EBITDA for pre-acquisition period of subsidiaries, (v) any compensation expenses relating to stock options, restricted stock units, restricted stock or similar equity interests as may be issued by the Company or any of its subsidiaries to its or their employees and (vi) any provision for the write down of assets. This non-GAAP financial measure is not a measure prepared in accordance with GAAP and might not be consistent with similar measures used by other companies. It shall not be considered as an alternative to any other measures of performance prepared under GAAP.

At target revenue performance, sixty percent of the Company Performance Objectives component of the bonus is earned, and at target Adjusted EBITDA performance, the other forty percent of the Company Performance Objectives component of the bonus is earned. Threshold performance of either the revenue performance or Adjusted EBITDA performance component of the Company Performance Objectives is at eighty percent of target and will result in a proportional portion of the respective component of the Company Performance Objectives being earned.

Any bonuses payable pursuant to the Second Half of 2020 Employment MBO Plan will be paid in a combination of cash and/or in the form of restricted stock units (“RSUs”). For the named executive officers, up to fifty percent of the bonus will be paid in cash and 50% of the bonus will be paid in RSUs. The total amount of the bonus for which each of the named executive officers is eligible is fifty percent of their base salaries for the second half of fiscal year 2020.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2020

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President